EXHIBIT 23.3

CONSENT OF Independent CERTIFIED Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of JetPay Corporation on Form S-8 of our report dated August 12, 2014, with respect to the audited financial statements of ACI Merchant Systems, LLC included in JetPay Corporation’s Current Report on Form 8-K/A dated January 20, 2015 as filed with the Securities and Exchange Commission.

/s/ Wouch Maloney & Co., LLP

Wouch Maloney & Co., LLP

Horsham, PA

December 9, 2015